UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  June 12, 2008

                                 LHC GROUP, INC.
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               (Exact Name of Registrant as Specified in Charter)

            Delaware                  8082                 71-0918189
-------------------------------  ---------------  ------------------------------
  (State or Other Jurisdiction    (Commission           (I.R.S. Employer
       of Incorporation)           File Number)        Identification No.)

                          420 West Pinhook Rd., Suite A
                               Lafayette, LA 70503
          (Address of Principal Executive Offices, including Zip Code)

                                 (337) 233-1307
              (Registrant's telephone number, including area code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

     The information contained in the discussion under Item 2.03 below is incorporated by reference herein.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On June 12, 2008 (the "Effective Date"), LHC Group, Inc. (the "Company") entered into an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") by and among the Company, Capital One, National Association, as administrative agent (the "Agent") and as a lender, First Tennessee Bank, N.A., as a lender, Branch Banking and Trust Company, as a lender, and Capital One Corporation, as sole book runner and sole lead arranger. The Amended and Restated Credit Agreement amends and restates that certain Credit Agreement, dated February 20, 2008, as amended by First Amendment thereto dated as of March 6, 2008 and the Second Amendment thereto dated as of March 31, 2008 (as so amended, the "Credit Agreement"), among the Company, the Agent and the lenders party thereto.

     The Amended and Restated Credit Agreement adds Branch Banking and Trust Company as a Lender and increases the maximum aggregate principal amount of the line of credit from $37.5 million to $75.0 million (with a letter of credit sub-limit equal to $2.5 million and a swing line sub-limit of $7.5 million). As of the Effective Date, the Amended and Restated Credit Agreement has a term of two years. The interest rate for borrowings under the Amended and Restated Credit Agreement is a function of the prime rate ("Base Rate Loan") or the Eurodollar Rate ("Eurodollar Rate Loan"), as elected by the Company, plus the applicable margin as set forth below:

------------------------------------------------- -------------- ---------------
                LEVERAGE RATIO                      EURODOLLAR      BASE RATE
                                                      MARGIN          MARGIN
------------------------------------------------- -------------- ---------------
                 < 1.00:1.00                           1.75%         -0.25%
------------------------------------------------- -------------- ---------------
 greater than or equal to 1.00:1.00 < 1.50:100         2.00%             0%
------------------------------------------------- -------------- ---------------
 greater than or equal to 1.50:1.00 < 2.00:1.00        2.25%             0%
------------------------------------------------- -------------- ---------------
       greater than or equal to 2.00:1.00              2.50%             0%
------------------------------------------------- -------------- ---------------

     The Amended and Restated Credit Agreement requires no principal amortization and interest-only payments are due, in the case of Base Rate Loans, monthly in arrears and, in the case of Eurodollar Rate Loans, at the end of the applicable interest period therefore.

     The Amended and Restated Credit Agreement is to be guaranteed by all of the Company's wholly-owned subsidiaries and certain non-wholly owned subsidiaries of the Company (the "Guaranty"). The Amended and Restated Credit Agreement is secured by a pledge by the Company of its ownership interest in certain non-wholly owned subsidiaries of the Company that are not party to the Guaranty.

     The Amended and Restated Credit Agreement contains customary representations and warranties and various affirmative and negative covenants such as:

     o    Limitations on the incurrence of additional debt;
     o    Limitations on the incurrence of liens;
     o    Restrictions on investments and acquisitions; and
     o    Restrictions on the sale of assets.

     The Amended and Restated Credit Agreement contains various financial covenants with respect to:

     o    Minimum fixed charge coverage ratio;
     o    Maximum total liabilities to tangible net worth;
     o    Maximum leverage ratio; and
     o    Minimum working capital ratio.

     The Amended and Restated Credit Agreement also includes customary events of default, including but not limited to: nonpayment of principal, interest or other fees or amounts; violations of covenants; nonpayment of other material debt; incorrectness of representations and warranties in any material respect; insolvency and bankruptcy.


Item 9.01  Financial Statements and Exhibits.

     A copy of the Amended and Restated Credit Agreement is attached as Exhibit
10.1 to this Current Report on Form 8-K.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LHC GROUP, INC.


                                         By: /s/ Peter J. Roman
                                             -----------------------------------
                                             Peter J. Roman
                                             Senior Vice President and Chief
                                             Financial Officer



Dated:  June 17, 2008

                                INDEX TO EXHIBITS



       EXHIBIT NO.         DESCRIPTION
-----------------------    -----------------------------------------------------

          10.1 Amended and Restated Credit Agreement by and among LHC Group, Inc., Capital One, National Association, as administrative agent for the lenders, and the lenders party thereto, dated as of June 12, 2008.